REVISED
                                 AMENDMENT NO. 3
                                     TO THE
                       SIMON TRANSPORTATION SERVICES INC.
                              INCENTIVE STOCK PLAN


         THIS AMENDMENT NO. 3 TO THE SIMON TRANSPORTATION SERVICES INC. INCENTIVE STOCK PLAN, (the "Amendment") is made this 30th day of November, 2000, by Simon Transportation Services Inc., a Nevada corporation (the "Company"), to be effective September 1, 2000. All terms in this Amendment shall have the meaning ascribed in the Plan, unless otherwise defined herein.

                                    RECITALS

         WHEREAS, on August 16, 1995, all voting stockholders and all directors of the Company adopted the Dick Simon Trucking, Inc. Incentive Stock Plan (as amended, the "Plan");

         WHEREAS, on August 16, 1996, the Company adopted Amendment No. 1 to the Plan;

         WHEREAS, as of October 21, 1997, the Company adopted Amendment No. 2 to the Plan;

         WHEREAS, on September 19, 2000, and subject to stockholder approval, the Company's Board of Directors adopted an Amendment No. 3 to the Plan to increase the number of shares subject to the Plan from 1,000,000 to 1,500,000;

         WHEREAS, the proposed Amendment No. 3 has not yet been considered by the Company's stockholders and the Company has determined that it is advisable and in the best interests of the Company to revise the Amendment No. 3 to the Plan to increase the number of shares subject to the Plan and available for award or issuance upon the exercise of options granted under the Plan from 1,000,000 to 2,000,000, and forward such increase for stockholder approval;

         WHEREAS, the Company has determined that it is advisable and in the best interests of the Company to amend the Plan to specifically include leased employees within the definition of "employees" under the Plan and, although not required by the Plan, such action shall also be forwarded for stockholder approval;

         NOW THEREFORE, upon these premises and subject to the approval of the stockholders of the Company, the Plan is hereby modified, altered, and amended effective September 1, 2000, in the following respects only:

1.       Amendment.


         A. Article I, Section 1.4 is deleted in its entirety and replaced with the following:

                  1.4  Eligibility  for  Participation.  All  employees  of  the corporation shall be eligible to participate in the Plan, and Participants in the Plan shall be those employees selected by the Committee from time-to-time in its sole discretion. As used herein, the term "employee" or "employees" shall include leased employees.

         B.       The  second  sentence  of   Article I,  Section 1.6  is hereby
         deleted and replaced with the following sentence:

                  The  maximum  number of shares  of  Common  Stock  that may be
         issued  for  all   purposes   under  the  Plan  shall  be  Two  Million
         (2,000,000).

2. Effective Date. Subject to approval of the stockholders of the Company, this amendment shall be effective as of September 1, 2000, and shall apply to all options to be granted under the terms of the Plan on or after September 1, 2000.

3.  Ratification.  In all  respects,  other  than as  specifically  set forth in
Section 1 of this Amendment, the Plan shall remain unaffected by this Amendment, the Plan shall continue in full force and effect, subject to the terms and conditions thereof, and in the event of any conflict, inconsistency, or incongruity between the provisions of this Amendment and any provisions of the Plan the provisions of this Amendment shall in all respects govern and control.

         To record the adoption of this Amendment by the Board, the Company has caused its duly authorized officer to affix the corporate name hereto.


                                         SIMON TRANSPORTATION SERVICES INC.,
                                         a Nevada corporation


                                         By: /s/ Alban B. Lang
                                             -----------------------------------
                                             Alban B. Lang, Secretary